EXHIBIT 10(i)

                      2003 SHORT TERM INCENTIVE (STI) PLAN

PURPOSE: to focus management on business challenges and opportunities within their control in the current year. While current year results should be maximized, it should be done in context with the steady, long term development of the company and its franchise with consumers.

COMPOSITION:

     1. The Short Term Incentive score is created by weighting the performance of the Core Business (as defined below) at 75% and Net Income (as defined below) for the entire organization at 25%, both as externally reported to shareholders.
     2. An STI "pool" is created by multiplying the STI performance factor by the STI target percentage for each position and the paid salary of the individual. Management will recommend to the Compensation Committee any variances from the calculated amounts for each manager in the Plan based on that individual's performance and contributions for the year.
     3. After approval of the Plan and communication of the Plan to management, the "pool amount" result of this Plan may not be subsequently modified without the affirmative vote of 2/3 of the full Compensation Committee and 2/3 of the full Board.
     4. Any revisions to this STI Plan, such as to the Core Business matrix for a subsequent year, are to be completed and approved by the Compensation Committee and the Board by September 30th of the year prior to the change taking effect.
     5.   Bonus accruals are included in underwriting results.

CORE  BUSINESS  COMPONENT:

     1. Core Business is defined as the ongoing Personal Lines business, as defined by the current "Exhibit A" in the company's earnings release.
               a. Any reorganization of companies, agencies, reinsurance transaction, etc. will be reconstituted to measure DWP and GAAP CR for the Core Business as currently defined.
               b. "Cross Sell" products will generally be recorded on an income or expense reduction basis, not as Gross Revenue.
     2. Results will be on a Calendar Year GAAP basis as externally reported to shareholders.
     3.   Specifically excluded from results:
               a.   Investment income, financing costs, taxes, etc.
               b. SB1899, Northridge and similar pre 2003 earthquakes and Homeowners Insurance
               c.   One time adjustments in Capitalized assets, such as for IT.
               d. Impact of CDI fines and other regulatory actions exceeding $1 million.
     4. Specifically includes the impact of new earthquakes, fire, flood and other natural disasters affecting the personal auto/core business.
     5. Results will be placed against the attached matrix to produce a Core Business STI Performance Score. Results falling between the listed points will be interpolated on a linear basis.

                                NET INCOME FACTOR

     1. Includes the total result for the corporation defined as "Exhibit B - All Lines" in the earnings release.
     2. Results on for GAAP Net Income, calendar year basis as externally reported to shareholders.
     3.   Specifically includes:
               a.   Investment income, financing costs, taxes, etc.
               b. SB1899, Northridge and similar pre 2003 earthquakes and Homeowners Insurance.
               c.   All adjustments to capitalized assets.
               a.   Impact of all CDI fines and other regulatory actions.


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     4.   Performance Score calculated as Net Income as a % of Net Earned
          Premium adjusted for any new, significant reinsurance transaction.
     5. Results will be placed against the table listed below to produce a Net Income STI Performance Score. Results falling between the listed points will be interpolated on a linear basis.
     6.   Net Income STI Performance table:


--------------------------------------     ---------
NET INCOME AS % OF NET EARNED PREMIUM.  |  STI SCORE
--------------------------------------     ---------
                              Negative  |  zero
--------------------------------------     ---------
                                    1%  |  50
--------------------------------------     ---------
                                    2%  |  70
--------------------------------------     ---------
                                    3%  |  90
--------------------------------------     ---------
                                    4%  |  110
--------------------------------------     ---------
                                    5%  |  130
--------------------------------------     ---------
                                    6%  |  150
--------------------------------------     ---------
                                    7%  |  170
--------------------------------------     ---------
                                    8%  |  180
--------------------------------------     ---------
                                    9%  |  190
--------------------------------------     ---------
                                   10%  |  200
--------------------------------------     ---------


                    TARGET STI AS A PERCENTAGE OF BASE SALARY
                    -----------------------------------------

                    CEO                                  100%
                    -----------------------------------------
                    SVP's                                 75%
                    -----------------------------------------
                    VP's                                  50%
                    -----------------------------------------
                    MGR's                                 25%
                    -----------------------------------------


2003 CORE BUSINESS STI MATRIX:
                        CALENDAR YEAR GAAP COMBINED RATIO:
                 94   95   96      97   98   99   100  101  102

% GROWTH IN DWP  30%  200  185  |  170  145  120  100   85   50  0
                 25%  180  165  |  150  130  100   85   50    0  0
                 20%  165  150  |  125  110   75   50    0    0  0
                 15%  145  125  |  100   75   50   25    0    0  0
                 10%  130  105  |   85   65   35   20    0    0  0
                 ---------------|---------------------------------
                  5%  105   90  |   70   55   25   15    0    0  0
                  0%   75   65  |   50   40   20   10    0    0  0
                 -5%   40   30  |   25    0    0    0    0    0  0

     -    Numbers in tables represent % of target bonus to be paid.
     -    Actual results are interpolated between chart values.


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